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                                                                  EXHIBIT 10.10



                               AMENDMENT NO. 2
                         TO THE GENUINE PARTS COMPANY
                         SUPPLEMENTAL RETIREMENT PLAN



         WHEREAS, the Executive Committee of the Board of Directors of Genuine Parts Company desires to amend the Genuine Parts Company Supplemental Retirement Plan (the "Plan") as follows:

         NOW, THEREFORE, BE IT RESOLVED, that the following Amendments be adopted:

                                      1.

         Article Two is hereby deleted and a new Article Two is substituted therefor as follows:

                         "ARTICLE TWO - PARTICIPATION

2.01     Eligibility.

         Except as provided in Section 2.02, any employee of the Employer ("Key Employee") whose annual, regular Earnings are expected to be equal to or greater than the compensation limits of Code Section 401(a)(17) ($150,000 in 1994) shall participate in this Plan.. Upon becoming eligible to participate, a Key Employee must complete and execute a Joinder Agreement in a form satisfactory to the Compensation and Stock Option Committee of the Board of Directors of Genuine Parts Company (the "Committee"). Even though a Key Employee may be a Participant in this Plan, he shall not be entitled to any benefit hereunder unless and until his benefits under the Pension Plan are reduced due to the application of either Section 401(a)(17) or Section 415 of the Code.

2.02     Additional Rules on Eligibility.

          (a)     The Committee may increase the Earnings limitation (see
                  Section 2.01) that a Key Employee must receive to become eligible to continue or commence his or her participation in the Plan.

          (b) A Key Employee shall not accrue a benefit for any year in which the Key Employee's annual, regular Earnings is expected to be less than the compensation limits of Code Section 401(a)(17) or, if greater, the Earnings limit established by the Committee pursuant to paragraph (a) above. Nevertheless, the Key Employee shall continue to participate in the Plan and shall again accrue a benefit under this Plan during the
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                  calendar year in which the Key Employee's Earnings exceed the
                  Earnings limit established in Section 2.01 or 2.02(a), whichever is greater.

          (c) The Committee may prohibit any Key Employee from participating in the Plan during a calendar year and subsequent calendar years by notifying such Key Employee during the first calendar year that his or her participation shall cease under the Plan.

2.03     Definition of Earnings.

         For purposes of this Plan, the term "Earnings" shall (except as modified below) have the same meaning given such term in the Pension Plan. Unlike the Pension Plan, however, Earnings shall include salary, bonus or other compensation that the Company would otherwise have been paid to a Key Employee but for the Key Employee's election to defer the receipt of such salary, bonus or other compensation pursuant to a Company sponsored deferred compensation program ("Deferred Compensation"). A Key Employee's Deferred Compensation shall not be included in Earnings in the year such Deferred Compensation is paid to the Key Employee."

                                      2.

         Section 3.01 is hereby deleted and a new Section 3.01 is substituted therefor as follows:

"3.01    Calculation of Supplement.

         (a) Each Participant who terminates active employment with the Employer on or after his Normal or Delayed Retirement Date by reason of retirement or voluntary or involuntary termination shall, except as provided in Section 6.05, be entitled to a monthly supplemental retirement income ("Supplemental Retirement Income") equal to (1) minus (2), where

                 (1) equals the monthly Normal or Delayed Retirement Income which Participant would be entitled to receive under the Pension Plan beginning on the Benefit Commencement Date (as defined in Section 3.02) if the benefit limitations of Code Sections 401(a)(17) and 415 as reflected in the Pension Plan were not in effect (measured in the form of a single life annuity payable in monthly installments for the Participant's life) and if the definition of Earnings under this Plan were used to compute the Participant's Normal or Delayed Retirement Income under the Pension Plan;

                 (2) equals the monthly Normal or Delayed Retirement Income which Participant is actually entitled to receive under the Pension Plan


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                          Beginning on the Benefit Commencement Date measured
                          in the form of a single life annuity payable in monthly installments for the Participant's life.


         (b) Except as provided in Sections 3.01(c), 4.01 and 5.01, no payment of any kind shall be made under this Plan to any Participant who terminates active employment with the Employer prior to his Normal Retirement Date. For example, in the absence of a change in control and assuming Section 3.01(c) is not applicable, no payment shall be made to a Participant who resigns his employment prior to his Normal Retirement Date even though such Participant is eligible for Early Retirement under the Pension Plan.

         (c) The Committee may, in its sole discretion, determine that a Participant who terminates his or her employment on or after attaining age 55 and completing fifteen years of Credited Service ("Early Retirement Date") but prior to his or her Normal Retirement Date shall be eligible for benefits under this Plan. Such benefit shall be determined using the formula set forth in Section 3.01(a) above but by calculating the Participant's Supplemental Retirement Income as of his or her termination of employment and by applying the reduction set forth in the Pension Plan to reflect the early payment of benefits prior to the Participant's Normal Retirement Date.

         (d) In computing a Key Employee's benefit under this Plan, the Committee shall assume the Participant did not accrue a benefit under the Pension Plan (and did not receive any Earnings) during any calendar year in which the Key Employee did not accrue a benefit under this Plan (see Section 2.02)."

                                      3.

         Section 3.02 is hereby amended by deleting the phrase "Section 3.01" where it appears in such Section and replacing it with the phrase "Section 3.01(a)."

                                      4.

         Section 4.01 is hereby deleted and a new Section 4.01 is substituted therefor as follows:

"4.01    Death of Participant Before Supplemental Income Payments Commence.

         (a)     Participants Prior to January 1 1995.

                 (1) This Section 4.01(a) shall apply only to Key Employees who became Participants in this Plan prior to January 1, 1995.



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                 (2)      If a Participant (married or unmarried at the time of
                          his death) dies before Supplemental Retirement Income commences hereunder and while he remains employed by the Employer, then the Participant's Beneficiary shall be entitled to receive a survivor benefit which is the Actuarial Equivalent of the Participant's Supplemental Retirement Income accrued to the date of his death under Section 3.01. For such purpose, the Participant's Beneficiary shall be the same as his or her Beneficiary designated under the Pension Plan.

         (b)     Participants On or After January 1, 1995.

                 (1) This Section 4.01(b) shall apply only to Key Employees who became Participants in this Plan on or after January 1, 1995.

                 (2) If a Participant (married or unmarried at the time of his death) dies before Supplemental Retirement Income commences hereunder and while he remains employed by the Employer, then the Committee may, in its sole discretion, determine that a Participant's Beneficiary shall be entitled to receive a survivor benefit which is the Actuarial Equivalent of the Participant's Supplemental Retirement Income accrued to the date of his death under Section 3.01. For such purpose, the Participant's Beneficiary shall be the same as his or her Beneficiary designated under the Pension Plan.

         (c)     Form of Survivor Benefit.  For purposes of paragraphs (a) and
                 (b) above, the survivor benefit shall be a benefit payable for the life of the Beneficiary which commences on the first day of the month following the Participant's death, and ending on the first day of the month coinciding with or immediately following the Beneficiary's death."

                                      5.

         Section 4.02 is hereby amended by adding the following sentence to the end thereof as follows:

                 "No death benefits shall be paid to the Participant's Beneficiary."

                                      6.

         Section 5.01(a) is hereby deleted and a new Section 5.01(a) is substituted therefor as follows:

         "(a) Notwithstanding any other provisions in this Agreement, in the event there is a Change of Control of Genuine Parts as defined in subsection (c) of this Section 5.01, any Participant whose employment is terminated on account


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                 of such Change of Control, and who has seven (7) or more years of Credited Service for vesting purposes (and without regard to such Participant's service for benefit accrual purposes) under the Pension Plan, shall be entitled to receive an immediate lump sum payment in an amount which is the Actuarial Equivalent single sum value of the monthly Supplemental Retirement Income accrued by the Participant as of the date of his termination calculated pursuant to the formula set forth in Section 3.01(a) and assuming payments began on the Participant's Normal Retirement Date; provided, however, that for this purpose, Actuarial Equivalence shall be determined using an interest assumption of 6%. For purposes of this
                 Section 5.01(a), a Participant's employment shall be considered to have "terminated on account of such Change of Control" only if the Participant's employment with the Employer is terminated without cause during the 24 month period following the Change of Control."


                                      6.

         Section 6.05 is amended by deleting the phrase "Spouse or Beneficiary" wherever it appears in such Section and replacing it with the phrase "Beneficiary or Contingent Annuitant."

                                       7.

         Section 6.08 is hereby deleted and a new Section 6.08 is substituted therefor as follows:

"6.08    Right to Amend and Terminate.

         The Committee reserves the right to modify, alter, amend, or terminate the Plan, at any time and from time to time, without notice, to any extent deemed advisable; provided, however, that no such amendment or termination shall (without the written consent of the Participant, if living, and if not, the individual to whom survivor benefits are paid (i.e., either the Beneficiary or the Contingent Annuitant as the case may be)) adversely affect any benefit under the Plan which has accrued with respect to the Participant as of the date of such amendment or termination regardless of whether such benefit is vested or in pay status. Notwithstanding the foregoing, no amendment, modification, alteration, or termination of this Plan may be given effect with respect to any Participant, Beneficiary or Contingent Annuitant without the consent of such Participant (if living, and if not, the individual to whom survivor benefits are paid) if such amendment, modification, alteration, or termination is adopted during the six-month period prior to a Change of Control or during the two-year period following a Change of Control."


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                                      8.

         This Amendment shall be effective as of January 1, 1995.

                                      9.

         Except as amended herein, the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, Genuine Parts Company has caused this Amendment to be executed by its duly authorized officer.


                                        GENUINE PARTS COMPANY

                                        By:     /s/ Frank M. Howard
                                                -----------------------------

                                        Title:  Treasurer
                                                -----------------------------

                                        Date:   December 1, 1994
                                                -----------------------------




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